EXHIBIT 99.1

Sun Healthcare Group, Inc.
Announces Filing of 2006 Form 10-K and Non-Cash Adjustment
Relating to Accounting Treatment for Certain Leases;
2007 Guidance Re-Affirmed

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

      Irvine, Calif. (Mar. 8, 2007) -- Sun Healthcare Group, Inc. (NASDAQ GM: SUNH) announced today the filing of its Annual Report on Form 10-K. In connection with this filing, Sun also announced that it is changing its accounting treatment for certain real estate lease expenses, and that the audited financial statements set forth in the Form 10-K reflects this adjustment. This non-cash adjustment was not brought to Sun’s attention until after the release of preliminary financial information set forth in Sun’s press release dated Feb. 27, 2007.

     Sun previously had determined, in its audited and unaudited financial statements, that, for certain operating leases with variable rent escalators, rent was not required to be expensed on a straight line basis (i.e., averaging rent expense, including rent increases, over the entire life of the lease), as opposed to expensing actual cash rent paid in each period.

      Sun released its preliminary year-end financial information after its management and independent auditors participated in a discussion of Sun’s year-end financial statements with the audit committee of its Board. After the release of preliminary financial information and based upon discussions with its independent auditors, Sun determined that it should expense rent for these leases on a straight-line basis in accordance with generally accepted accounting principles, resulting in an additional non-cash, pre-tax charge to rent expense of $2.5 million for the year ended Dec. 31, 2006. Accordingly, Sun is adjusting its previously reported preliminary results of operations for the year ended Dec. 31, 2006 to reflect this change. In addition, 2006 beginning stockholders’ equity will be reduced by $5.1 million to $144.1 million to reflect the cumulative effect of this adjustment for prior periods in accordance with Securities and Exchange Commission guidance, as the effect on any prior period is immaterial. The effect of the 2006 accrual and the adjustment to stockholders’ equity will be reversed in future periods in accordance with straight-line methodology.

      As a result of this accounting treatment, Sun expects to record an additional rent expense in 2007 of $1.3 million; however, Sun is not revising its 2007 guidance for any of the items stated in its Feb. 27, 2007 press release, including pre-tax earnings, net income, earnings per share, EBITDA and EBITDAR.

      The effect of this additional non-cash charge decreases over the life of the lease and eventually becomes a benefit. Accordingly, Sun expects to accrue additional non-cash expense of $0.8 million in 2008 and $0.1 million in 2009, with increasing straight-line non-cash benefits of $0.6 million in 2010, $1.4 million in 2011 and $1.9 million in 2012, assuming current lease terms.

       “While we regret that this adjustment was brought to our attention after our earnings release, this non-cash charge does not diminish the strong year-over-year earnings growth we showed in

2006. We are re-affirming guidance for 2007 and look forward to closing the Harborside transaction,” said Richard K. Matros, chairman and chief executive officer of Sun.

About Sun Healthcare Group, Inc.

      Sun Healthcare Group, Inc., with executive offices in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care centers in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, hospice services through SolAmor Hospice and medical staffing through CareerStaff Unlimited, Inc.

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      Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to generate cash flow sufficient to operate our business; our ability to complete the acquisition of Harborside Healthcare Corporation and integrate its operations; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com.
      The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information on its public reference room.